Exhibit 99

News Release

Contact:	Randy Belote (Media)
703-280-2720
randy.belote@ngc.com

Steve Movius (Investors)
703-280-4575
steve.movius@ngc.com
Northrop Grumman Reports First Quarter 2015 Financial Results

•	EPS of $2.41

•	Sales Increase 2 Percent to $6.0 Billion

•	New Awards of $6.1 Billion; Total Backlog Increases to $38.4 Billion

•	5.3 Million Shares Repurchased for $859 Million

•	EPS Guidance Range Increased to $9.40 to $9.60

FALLS CHURCH, Va. – April 29, 2015 – Northrop Grumman Corporation (NYSE: NOC) reported first quarter 2015 net earnings of $484 million, or $2.41 per diluted share, compared to $579 million, or $2.63 per diluted share in the first quarter of 2014. First quarter 2014 diluted earnings per share included a $51 million, or $0.23 per share, tax benefit resulting from the partial resolution of the Internal Revenue Service (IRS) examination of the company's 2007-2009 tax returns. First quarter 2015 diluted earnings per share are based on 200.5 million weighted average shares outstanding compared with 220.4 million shares in 2014. The company repurchased 5.3 million shares of its common stock for $859 million in the first quarter of 2015. As of March 31, 2015, the company had repurchased 47.5 million shares toward its previously announced goal of retiring 60 million shares of its common stock by the end of 2015, market conditions permitting.
“Our team is off to a strong start in 2015 with first quarter results that include solid margin rates at all four of our businesses. Strong operational performance, combined with our share repurchases, resulted in another solid quarter. We continue to execute a balanced cash deployment strategy that includes investing in our business and returning cash to shareholders,” said Wes Bush, chairman, chief executive officer and president.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2015 Financial Results	2

Table 1 — Financial Highlights

	First Quarter
($ in millions, except per share amounts)	2015	2014
Sales	$5,957	$5,848
Segment operating income[1]	735	757
Segment operating margin rate[1]	12.3%	12.9%
Operating income	780	845
Operating margin rate	13.1%	14.4%
Net earnings	484	579
Diluted EPS	2.41	2.63
Net cash used in operating activities	(654)	(402)
Free cash flow[1]	(771)	(462)

Pension-adjusted Operating Highlights
Operating income	780	845
Net FAS/CAS pension adjustment[1]	(83)	(110)
Pension-adjusted operating income[1]	$697	$735
Pension-adjusted operating margin rate[1]	11.7%	12.6%

Pension-adjusted Per Share Data
Diluted EPS	$2.41	$2.63
After-tax net pension adjustment per share[1]	(0.27)	(0.32)
Pension-adjusted diluted EPS[1]	$2.14	$2.31
Weighted average shares outstanding — Basic	197.7	216.3
Dilutive effect of stock awards and options	2.8	4.1
Weighted average shares outstanding — Diluted	200.5	220.4

[1]	Non-GAAP metric — see definitions at the end of this press release.
First quarter 2015 operating income decreased $65 million, or 8 percent, to $780 million. The decline in operating income is principally due to pension items, including a decline in net FAS/CAS pension adjustment and higher corporate unallocated expenses, as well as lower segment operating income. The increase in unallocated corporate expenses is primarily due to higher deferred state taxes resulting from the company's $500 million discretionary pension contribution in the quarter.
Total backlog as of March 31, 2015, was $38.4 billion compared with $38.2 billion as of Dec. 31, 2014. First quarter 2015 new awards totaled $6.1 billion, and book-to-bill was 103 percent.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2015 Financial Results	3

Table 2 — Cash Flow Highlights

	First Quarter
($ millions)	2015	2014
Cash used in operating activities before after-tax discretionary pension contributions[1]	$(329)	$(402)
After-tax discretionary pension pre-funding impact	(325)	—
Net cash used in operating activities	(654)	(402)
Less:
Capital expenditures	(117)	(60)
Free cash flow[1]	$(771)	$(462)
After-tax discretionary pension pre-funding impact	325	—
Free cash flow before after-tax discretionary pension contributions[1]	$(446)	$(462)

[1]	Non-GAAP metric — see definitions at the end of this press release.
For the first quarter of 2015, cash used in operating activities before discretionary pension contributions totaled $329 million, an improvement from the prior year period. During the first quarter of 2015 the company made a $500 million discretionary contribution to its pension plans, which reduced cash from operations by $325 million on an after-tax basis. Changes in cash and cash equivalents include the following for cash from operations, investing and financing activities through March 31, 2015:
Operations

•	$654 million used in operations

Investing

•	$117 million used for capital expenditures

Financing

•	$825 million used for repurchase of common stock

•	$156 million used for dividends

•	$600 million net proceeds from issuance of long-term debt

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2015 Financial Results	4

2015 Guidance
The company's 2015 financial guidance is based on the spending levels provided for in the Bipartisan Budget Act of 2013 and the Consolidated and Further Appropriations Act of 2015. The guidance assumes no disruption or cancellation of any of our significant programs and no disruption or shutdown of government operations resulting from a federal government debt ceiling breach. Guidance for 2015 also assumes adequate appropriations and funding for the company's programs in the first quarter of the U.S. government's fiscal year 2016.

2015 Guidance
($ in millions, except per share amounts)	Prior - 1/29/15			Current

Sales	23,400	—	23,800	23,400	—	23,800

Segment operating margin %[1]	~12%			~12%

Net FAS/CAS pension adjustment[1]	~290			~320

Operating margin %	Mid-12%			Mid-12%

Diluted EPS	9.20	—	9.50	9.40	—	9.60

Cash provided by operating activities before after-tax discretionary pension contributions[1]	2,400	—	2,700	2,400	—	2,700

Free cash flow before after-tax discretionary pension contributions[1]	1,700	—	2,000	1,700	—	2,000

[1] Non-GAAP metric - see definitions at the end of this press release.

Updated 2015 financial guidance incorporates the impact of the company's $500 million discretionary pension contribution in the first quarter of 2015.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2015 Financial Results	5

Table 3 — Business Results
Consolidated Sales & Segment Operating Income1

	First Quarter
($ millions)	2015	2014	Change
Sales
Aerospace Systems	$2,498	$2,420	3%
Electronic Systems	1,681	1,644	2%
Information Systems	1,574	1,577	—
Technical Services	770	697	10%
Intersegment eliminations	(566)	(490)
	5,957	5,848	2%
Segment operating income[1]
Aerospace Systems	315	324	(3%)
Electronic Systems	247	268	(8%)
Information Systems	166	162	2%
Technical Services	68	68	—
Intersegment eliminations	(61)	(65)
Segment operating income[1]	735	757	(3%)
Segment operating margin rate[1]	12.3%	12.9%	(60) bps
Reconciliation to operating income
Net FAS/CAS pension adjustment[1]	83	110	(25%)
Unallocated corporate expenses	(38)	(22)	(73%)
Operating income	780	845	(8%)
Operating margin rate	13.1%	14.4%	(130) bps
Interest expense	(76)	(69)	(10%)
Other, net	—	10	(100%)
Earnings before income taxes	704	786	(10%)
Federal and foreign income tax expense	(220)	(207)	(6%)
Net earnings	$484	$579	(16%)

[1]	Non-GAAP metric — see definitions at the end of this press release.
First quarter 2015 operating income reflects a $27 million decrease in net FAS/CAS pension adjustment, a $22 million decrease in segment operating income and a $16 million increase in unallocated corporate expenses. The increase in unallocated corporate expenses is primarily due to higher deferred state taxes resulting from the company's $500 million discretionary pension contribution in the quarter.
For the first quarter of 2015, federal and foreign income tax expense increased to $220 million from $207 million in 2014, and the company's effective tax rate increased to 31.3 percent from 26.3 percent in 2014. First quarter 2014 tax expense included a $51 million tax benefit resulting from the partial resolution of IRS examination of the company's 2007-2009 tax returns.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2015 Financial Results	6

Aerospace Systems ($ millions)

	First Quarter
	2015	2014	Change
Sales	$2,498	$2,420	3.2%
Operating income	315	324	(2.8%)
Operating margin rate	12.6%	13.4%
Aerospace Systems first quarter 2015 sales increased 3 percent due to higher volume for unmanned and space programs, partially offset by lower volume for manned military aircraft programs. Higher unmanned sales reflect higher volume across a number of programs including the NATO Alliance Ground Surveillance program, and the increase in space programs reflects higher volume for restricted activities. Lower military aircraft volume was principally due to lower volume for the F/A-18 program.
Aerospace Systems first quarter 2015 operating income decreased 3 percent and operating margin rate decreased 80 basis points to 12.6 percent principally due to less favorable performance and higher unallowable expenses than in the prior year period.
Electronic Systems ($ millions)

	First Quarter
	2015	2014	Change
Sales	$1,681	$1,644	2.3%
Operating income	247	268	(7.8%)
Operating margin rate	14.7%	16.3%
Electronic Systems first quarter 2015 sales increased 2 percent primarily due to higher volume for space sensors, marine systems and tactical sensors programs, partially offset by lower volume for combat avionics programs.
Electronic Systems first quarter operating income decreased 8 percent, and operating margin rate decreased to 14.7 percent due to business mix changes, which resulted in lower volume for mature fixed price production programs and higher volume for cost-type development programs, as well as less favorable performance, primarily in land and self-protection systems.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2015 Financial Results	7

Information Systems ($ millions)

	First Quarter
	2015	2014	Change
Sales	$1,574	$1,577	(0.2%)
Operating income	166	162	2.5%
Operating margin rate	10.5%	10.3%
Information Systems first quarter 2015 sales were comparable to the prior year period and include higher volume for intelligence, surveillance and reconnaissance, integrated air and missile defense, communications and cyber programs offset by lower volume for command and control and civil programs.
Information Systems first quarter 2015 operating income increased 2 percent, and operating margin rate increased 20 basis points to 10.5 percent. Higher operating income and margin rate are primarily due to improved performance resulting from risk retirements associated with program completions.
Technical Services ($ millions)

	First Quarter
	2015	2014	Change
Sales	$770	$697	10.5%
Operating income	68	68	—
Operating margin rate	8.8%	9.8%
Technical Services first quarter 2015 sales increased 10 percent principally due to growth in international programs and higher intercompany sales, which more than offset lower volume for the ICBM program.
Technical Services first quarter 2015 operating income was unchanged from the prior year period. Operating margin rate decreased to 8.8 percent principally due to lower income from an unconsolidated joint venture than in the prior year period.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2015 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at noon Eastern time on April 29, 2015. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in unmanned systems, cyber, C4ISR, and logistics and modernization to government and commercial customers worldwide. Please visit www.northropgrumman.com for more information.

Forward-Looking Statements
This press release and the information we are incorporating by reference contains statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “anticipate,” “trends,” "goals," and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled "Risk Factors" in our Form 10-K for the year ended December 31, 2014. They include:

•	our dependence on a single customer, the U.S. Government

•	delays or reductions in appropriations for our programs and U.S. Government funding

•	investigations, claims and/or litigation

•	our international business

•	the improper conduct of employees, agents, business partners or joint ventures in which we participate

•	the use of accounting estimates for our contracts

•	cyber and other security threats or disruptions

•	changes in actuarial assumptions associated with our pension and other post-retirement benefit plans

•	the performance and financial viability of our suppliers and the availability and pricing of raw materials and components

•	competition within our markets

•	changes in procurement and other laws and regulations applicable to our industry

•	natural and/or environmental disasters

•	the adequacy of our insurance coverage, customer indemnifications or other liability protections

•	the products and services we provide related to nuclear operations

•	changes in business conditions that could impact recorded goodwill or the value of other long-lived assets

•	our ability to develop new products and technologies and maintain technologies, facilities, equipment and a qualified workforce

•	our ability to meet performance obligations under our contracts

•	unforeseen environmental costs

•	our ability to protect our intellectual property rights

•	changes in our tax provisions or exposure to additional tax liabilities

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2015 Financial Results	9

•	the spin-off of our former Shipbuilding business
Additional information regarding these risks and other important factors can be found in the section entitled "Risk Factors" in our Form 10-K for the year ended December 31, 2014 and as disclosed in this report and from time to time in our other filings with the SEC.
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this report is first filed or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company's use of these measures are included in this release or the attachments.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2015	2014
Sales
Product	$3,429	$3,408
Service	2,528	2,440
Total sales	5,957	5,848
Operating costs and expenses
Product	2,542	2,533
Service	2,000	1,928
General and administrative expenses	635	542
Operating income	780	845
Other (expense) income
Interest expense	(76)	(69)
Other, net	—	10
Earnings before income taxes	704	786
Federal and foreign income tax expense	220	207
Net earnings	$484	$579

Basic earnings per share	$2.45	$2.68
Weighted-average common shares outstanding, in millions	197.7	216.3

Diluted earnings per share	$2.41	$2.63
Weighted-average diluted shares outstanding, in millions	200.5	220.4

Net earnings (from above)	$484	$579
Other comprehensive income
Change in unamortized benefit plan costs, net of tax	96	61
Change in cumulative translation adjustment	(29)	2
Other, net	(1)	—
Other comprehensive income, net of tax	66	63
Comprehensive income	$550	$642

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

	March 31, 2015	December 31, 2014
$ in millions
Assets
Cash and cash equivalents	$2,646	$3,863
Accounts receivable, net	3,131	2,806
Inventoried costs, net	818	742
Deferred tax assets	371	404
Prepaid expenses and other current assets	177	369
Total current assets	7,143	8,184
Property, plant and equipment, net of accumulated depreciation of $4,648 in 2015 and $4,611 in 2014	2,989	2,991
Goodwill	12,464	12,466
Non-current deferred tax assets	1,393	1,622
Other non-current assets	1,277	1,309
Total assets	$25,266	$26,572

Liabilities
Trade accounts payable	$1,248	$1,305
Accrued employee compensation	1,063	1,441
Advance payments and amounts in excess of costs incurred	1,430	1,713
Other current liabilities	1,543	1,433
Total current liabilities	5,284	5,892
Long-term debt, net of current portion	6,418	5,925
Pension and other post-retirement benefit plan liabilities	5,962	6,555
Other non-current liabilities	854	965
Total liabilities	18,518	19,337

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2015—195,111,898 and 2014—198,930,240	195	199
Paid-in capital	—	—
Retained earnings	11,843	12,392
Accumulated other comprehensive loss	(5,290)	(5,356)
Total shareholders’ equity	6,748	7,235
Total liabilities and shareholders’ equity	$25,266	$26,572

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31
$ in millions	2015	2014
Operating activities
Net earnings	$484	$579
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	99	109
Stock-based compensation	24	22
Excess tax benefits from stock-based compensation	(105)	(68)
Deferred income taxes	204	40
Changes in assets and liabilities:
Accounts receivable, net	(325)	(531)
Inventoried costs, net	(76)	(66)
Prepaid expenses and other assets	16	(6)
Accounts payable and other liabilities	(889)	(755)
Income taxes payable	366	279
Retiree benefits	(440)	14
Other, net	(12)	(19)
Net cash used in operating activities	$(654)	$(402)

Investing activities
Capital expenditures	(117)	(60)
Other investing activities, net	2	(72)
Net cash used in investing activities	(115)	(132)

Financing activities
Common stock repurchases	(825)	(570)
Net proceeds from issuance of long-term debt	600	—
Cash dividends paid	(156)	(132)
Other financing activities, net	(67)	(29)
Net cash used in financing activities	(448)	(731)
Decrease in cash and cash equivalents	(1,217)	(1,265)
Cash and cash equivalents, beginning of year	3,863	5,150
Cash and cash equivalents, end of period	$2,646	$3,885

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG AND CONTRACT AWARDS
(Unaudited)

	March 31, 2015			December 31, 2014
$ in millions	FUNDED [1]	UNFUNDED [2]	TOTAL BACKLOG	TOTAL BACKLOG
Aerospace Systems	$10,584	$8,801	$19,385	$20,063
Electronic Systems	7,666	2,343	10,009	9,715
Information Systems	3,118	2,842	5,960	6,115
Technical Services	2,639	360	2,999	2,306
Total	$24,007	$14,346	$38,353	$38,199

[1]	Funded backlog represents firm orders for which funding is authorized and appropriated.

[2]
Unfunded backlog represents firm orders for which as of the reporting date, funding is not authorized and appropriated. Unfunded backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

New Awards — Total backlog as of March 31, 2015, includes $6.1 billion of estimated contract awards in the three months ended March 31, 2015.

Northrop Grumman Reports First Quarter 2015 Financial Results	14

Non-GAAP Financial Measures Disclosure: Today’s press release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. While the company believes that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Definitions are provided for the non-GAAP measures and reconciliations are provided in the body of the release. References to a “Table” in the definitions below relate to tables in the body of this press release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Pension-adjusted diluted EPS: Diluted EPS excluding the after-tax net pension adjustment per share, as defined below. These per share amounts are provided for consistency and comparability of operating results. Management uses pension-adjusted diluted EPS, as reconciled in Table 1, as an internal measure of financial performance.
Cash used in operating activities before after-tax discretionary pension contributions: Cash used in operating activities before the after-tax impact of discretionary pension contributions. Cash used in operating activities before discretionary pension contributions has been provided for consistency and comparability of 2015 and 2014 financial performance and is reconciled in Table 2.
Free cash flow: Cash used in operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow is reconciled in Table 2.
Free cash flow before after-tax discretionary pension contributions: Free cash flow before the after-tax impact of discretionary pension contributions. We use free cash flow before discretionary pension contributions as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow before discretionary pension contributions is reconciled in Table 2.
Net FAS/CAS pension adjustment: The difference between pension expense charged to contracts and included as cost in segment operating income in accordance with Government Cost Accounting Standards (CAS) and pension expense determined in accordance with GAAP. Net FAS/CAS pension adjustment is presented in Table 1.
After-tax net pension adjustment per share: The per share impact of the net FAS/CAS pension adjustment as defined above, after tax at the statutory rate of 35 percent, provided for consistency and comparability of 2015 and 2014 financial performance as presented in Table 1.
Pension-adjusted operating income: Operating income before net FAS/CAS pension adjustment as reconciled in Table 1. Management uses pension-adjusted operating income as an internal measure of financial performance.
Pension-adjusted operating margin rate: Pension-adjusted operating income as defined above, divided by sales. Management uses pension-adjusted operating margin rate, as reconciled in Table 1, as an internal measure of financial performance.
Segment operating income: Total earnings from our four segments including allocated pension expense recognized under CAS. Reconciling items to operating income include the net FAS/CAS pension adjustment, as defined above, as well as certain corporate-level expenses, which are not considered allowable or allocable under applicable CAS or FAR. Management uses segment operating income, as reconciled in Table 3, as an internal measure of financial performance.
Segment operating margin rate: Segment operating income as defined above, divided by sales. Management uses segment operating margin rate, as reconciled in Table 3, as an internal measure of financial performance.
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Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media